Re: Questions 72DD1, 77DD2, 73A, 74U1, 74U2, 74V1 and 74V2

 The following funds offer Class A, Class C and Class I shares.

	Global Emerging Markets Sector Leader Fund (Series 1)
	Asia Sector Leader Fund (Series 2)
	China Sector Leader Fund (Series 3)
	Brazil Sector Leader Fund (Series 4)
        Global Emerging Markets Great Consumer Fund (Series 5)
	Asia Great Consumer Fund (Series 6)
	Global Great Consumer Fund (Series 7)
	Global Dynamic Bond Fund (Series 8)



The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2 and 73A) during the period ended April 30, 2012 :

			            Distributions    Distribution
Class A:			      (000's)         per share

Global Emerging Markets
   Sector Leader Fund       		-		-
Asia Sector Leader Fund		 	-          	-
China Sector Leader Fund		-		-
Brazil Sector Leader Fund    		11           $0.178492
Global Emerging Markets
   Great Consumer Fund			-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-		-
Global Dynamic Bond Fund		1	     $0.029161

Class C:

Global Emerging Markets
   Sector Leader Fund       		-		-
Asia Sector Leader Fund			-          	-
China Sector Leader Fund		-		-
Brazil Sector Leader Fund    		8           $0.152926
Global Emerging Markets
   Great Consumer Fund			-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-		-
Global Dynamic Bond Fund		1	     $0.019149

Class I:

Global Emerging Markets
   Sector Leader Fund       		4	     $0.002600
Asia Sector Leader Fund			-          	-
China Sector Leader Fund		-		-
Brazil Sector Leader Fund    		156          $0.181953
Global Emerging Markets
   Great Consumer Fund			-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-		-
Global Dynamic Bond Fund		33	     $0.032500

 Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class A shares
	 74U2  Class C and Class I shares

 The following is a class breakout of the NAV's and shares outstanding (000's) at April 30, 2012:

 	 				NAV	  Shares Outstanding
   						      (000's)

Class A:

Global Emerging Markets
   Sector Leader Fund       		9.35           	122
Asia Sector Leader Fund			9.59          	86
China Sector Leader Fund     		8.33            55
Brazil Sector Leader Fund    		7.99            66
Global Emerging Markets
   Great Consumer Fund			10.71		184
Asia Great Consumer Fund		9.56 		50
Global Great Consumer Fund		11.56		50
Global Dynamic Bond Fund		9.98		50

Class C:

Global Emerging Markets
   Sector Leader Fund       		9.23          	86
Asia Sector Leader Fund	     		9.49       	56
China Sector Leader Fund     		8.22            58
Brazil Sector Leader Fund    		7.92          	56
Global Emerging Markets
   Great Consumer Fund			10.58 		80
Asia Great Consumer Fund		9.46		47
Global Great Consumer Fund		11.53		50
Global Dynamic Bond Fund		9.98		50


Class I:

Global Emerging Markets
   Sector Leader Fund       		9.39         	1,755
Asia Sector Leader Fund	     		9.64            1,203
China Sector Leader Fun      		8.35            863
Brazil Sector Leader Fund    		7.99 	        867
Global Emerging Markets
   Great Consumer Fund			10.75		1,350
Asia Great Consumer Fund		9.60		1,465
Global Great Consumer Fund		11.56		700
Global Dynamic Bond Fund		9.98		1,002